                                                                     EXHIBIT 3.2






                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                             WALNUT CAPITAL CORP.


                               October 8, 1997











                                Prepared by:

                                Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 W. Wacker Drive, Suite 2700
                                Chicago, Illinois 60606

                         WALNUT CAPITAL CORP. BYLAWS

                              Table of Contents

ARTICLE I    OFFICES..........................................................1

     SECTION 1.1  PRINCIPAL OFFICES...........................................1
     SECTION 1.2  OTHER OFFICES...............................................1

ARTICLE II   MEETING OF STOCKHOLDERS..........................................1

     SECTION 2.1  ANNUAL MEETING..............................................1
     SECTION 2.2  SPECIAL MEETINGS............................................1
     SECTION 2.3  NOTICE......................................................1
     SECTION 2.4  STOCKHOLDER LIST............................................1
     SECTION 2.5  QUORUM......................................................2
     SECTION 2.6  VOTING......................................................2
     SECTION 2.7  WRITTEN CONSENT.............................................2

ARTICLE III  DIRECTORS........................................................3

     SECTION 3.1   NUMBER.....................................................3
     SECTION 3.2   VACANCIES..................................................3
     SECTION 3.3   DUTIES OF DIRECTORS........................................3
     SECTION 3.4   MEETINGS...................................................3
     SECTION 3.5   REGULAR MEETINGS...........................................3
     SECTION 3.6   SPECIAL MEETINGS...........................................3
     SECTION 3.7   NOTICE.....................................................3
     SECTION 3.8   QUORUM.....................................................4
     SECTION 3.9   VOTING.....................................................4
     SECTION 3.10  UNANIMOUS WRITTEN CONSENT..................................4
     SECTION 3.11  COMMITTEES OF DIRECTORS....................................4
     SECTION 3.12  RECORDS OF COMMITTEES......................................4
     SECTION 3.13  COMPENSATION OF DIRECTORS..................................4

ARTICLE IV   OFFICERS.........................................................5

     SECTION 4.1   NUMBER.....................................................5
     SECTION 4.2   ELECTION...................................................5
     SECTION 4.3   COMPENSATION...............................................5
     SECTION 4.4   TERM.......................................................5
     SECTION 4.5   DUTIES OF OFFICERS.........................................5


ARTICLE V    CERTIFICATES OF STOCK............................................8

     SECTION 5.1  DESCRIPTION.................................................8
     SECTION 5.2  FACSIMILE OF SIGNATURE......................................8
     SECTION 5.3  TRANSFER OF STOCK...........................................8
     SECTION 5.4  REGISTERED STOCKHOLDERS.....................................9

ARTICLE VI  GENERAL PROVISIONS................................................9

     SECTION 6.1  DIVIDENDS...................................................9
     SECTION 6.2  STATEMENTS AND REPORTS......................................9
     SECTION 6.3  CHECKS AND NOTES............................................9

ARTICLE VII  FISCAL YEAR......................................................9

ARTICLE VIII  INDEMNIFICATION................................................10

     SECTION 8.1  GENERAL....................................................10

     SECTION 8.2  PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT
                   OF THE CORPORATION........................................10

     SECTION 8.3  PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION..........10

     SECTION 8.4  INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR
                   PARTLY SUCCESSFUL.........................................10

     SECTION 8.5  INDEMNIFICATION FOR EXPENSES OF A WITNESS..................11

     SECTION 8.6  ADVANCEMENT OF EXPENSES....................................11

     SECTION 8.7  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
                   INDEMNIFICATION...........................................11

     SECTION 8.8  PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.............12

     SECTION 8.9  REMEDIES OF INDEMNITEE.....................................13

     SECTION 8.10 NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE;
                   SUBROGATION...............................................14

     SECTION 8.11  SEVERABILITY..............................................15

     SECTION 8.12 CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION OR
                   ADVANCEMENT OF EXPENSES...................................15

     SECTION 8.13 LIMITATION FOR DISABLING CONDUCT...........................15
     SECTION 8.14 DEFINITIONS................................................17
     SECTION 8.15 NOTICES....................................................18
     SECTION 8.16 MISCELLANEOUS..............................................18

ARTICLE IX  AMENDMENTS.......................................................18

ARTICLE X  NOTICE............................................................18

     SECTION 10.1 NOTICE.....................................................18
     SECTION 10.2 WAIVER OF NOTICE...........................................19

                                    BYLAWS
                                      OF
                             WALNUT CAPITAL CORP.


                                  ARTICLE I

                                   OFFICES

     SECTION 1.1 PRINCIPAL OFFICES. The principal offices of the Corporation shall be in the City of Dover, State of Delaware.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other place both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II


                           MEETING OF STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held on the second Tuesday in April, of each year if not a legal holiday, or if a legal holiday, then on the next day that is not a legal holiday, at 10:00 a.m., or at such other date and time as may be fixed by the Board of Directors. Such meeting shall be within or without the State of Delaware, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.3 NOTICE. Written notice of the annual or special meeting shall be given to each stockholder entitled to vote thereat, in person or by mailing to him at his last known address, not less than 10 nor more than 60 days before the date of meeting, unless such notice is waived in writing by each stockholder entitled thereto.

     SECTION 2.4 STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall, not less than 10 nor more than 60 days prior to any election of directors, prepare a list of all stockholders of record (the date of such list being hereafter referred to as the ("record date"), which list shall be in alphabetical order and shall show the address and number of shares registered in the name of each such stockholder. At such election, each stockholder of record on the record date shall be entitled to vote the shares owned by him, as disclosed by such list, irrespective of any transfers thereof subsequent to the record date. Such list shall also govern the voting of shares; provided, however, that the Board of Directors may, but shall not be required to, fix a new record date for any adjourned meeting. Such list shall be open to the examination of any stockholder or his duly authorized legal representative, during ordinary business hours, for a period of at least 10 days prior to the election, either at a place within the city, town or village where the election is to be held, and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

     SECTION 2.5 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express statutory provision or by express provision of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 2.6 VOTING. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from the date of such proxy, unless the proxy provides for a longer period.

     SECTION 2.7 WRITTEN CONSENT. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any statutory provision or by any provision of the certificate of incorporation or of these bylaws, such meeting and vote of stockholders may be dispensed with if a majority of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, as required by statutory provision.

                                 ARTICLE III


                                  DIRECTORS

     SECTION 3.1 NUMBER. The number of directors of the Corporation shall be not less than 3, nor more than 9, as set forth by resolution of the Board of Directors. The directors shall be elected at the annual or special meeting of the stockholders (except as provided in Section 2 of this Article), and each director elected shall hold office until his successor is elected and qualified or until his or her earlier resignation or removal, in accordance with Delaware General Corporation Law Section 141(k). The election shall be decided by a majority vote. Directors need not be stockholders.

     SECTION 3.2 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     SECTION 3.3 DUTIES OF DIRECTORS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.4 MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 3.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders. In the event such meeting is not held immediately following the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 3.6 SPECIAL MEETINGS. Special meetings of the board may be called by the President with notice to each of the directors as provided in
Section 7 of Article III hereof; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     SECTION 3.7 NOTICE. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Notice of meetings other than regular meetings shall be given to each director, in person or by mailing or by telegram. Any such notice shall be given to a director at his last known address not less than 10 nor more than 60 days prior to the date designated therein for such meeting, including the date of mailing, unless said notice is waived in writing by such director. Said notice shall be written, specifying the time and place of such meeting.

     SECTION 3.8 QUORUM. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.9 VOTING. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

     SECTION 3.10 UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

     SECTION 3.11 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, except as otherwise provided by statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to declare dividends, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 3.12 RECORDS OF COMMITTEES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or by these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and, subject to the above, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV


                                   OFFICERS

     SECTION 4.1 NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and may be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4.2 ELECTION. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary and a Treasurer.

     SECTION 4.3 COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Any payments made to or on behalf of any officer of the Corporation (including but not limited to salary, bonus, rent or reimbursement for expenses) shall be determined by the Board of Directors in its sole discretion. In the event, however, that any such payment, whether it shall be in the form of cash, kind or services, which, subsequent to such payment, is finally determined either by any governmental taxing authority (with the consent of the Corporation) or any court of competent jurisdiction as not being a deductible expense by the Corporation for purposes of computing such taxes, shall be repaid by such officer to the Corporation to the extent disallowed. The Board of Directors and officers of the Corporation shall take whatever action is necessary to enforce such repayment. Each officer of the Corporation shall, upon his entering into office, be formally notified of this bylaw by the Board of Directors of the Corporation.

     SECTION 4.4 TERM. The officers of the Corporation shall hold office until their successors are chosen and qualify. Anything to the contrary herein notwithstanding, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     SECTION 4.5 DUTIES OF OFFICERS. The duties and powers of the officers shall be as follows:


                            Chairman of the Board

     The Chairman of the Board of the Corporation shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors. The Chairman of the Board shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these bylaws and he shall preside at all such meetings. The Chairman of the Board shall also have such other powers and duties as shall be assigned to him by the Board of Directors.

                                  President

     In the absence or disability of the Chairman of the Board, or in the event for any reason it is impracticable for the Chairman of the Board to act personally, the President shall have the powers and duties of the Chairman of the Board. The President shall be the chief executive officer and the general manager of the Corporation and shall, in general, be responsible for the administration and operation of all of the business and affairs of the Corporation and for carrying out the programs and policies approved by the Board of Directors.

     He shall present annually to the stockholders and directors a report of the condition of the business of the Corporation.

     He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees, and clerks of the Corporation, within the scope of his authority as general manager.

     He shall sign and make all contracts and agreements in the name of the Corporation, within the scope of his authority as general manager.

     He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

     He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payments of money duly drawn by the Treasurer.

     He shall enforce these bylaws and perform all the duties incident to the position and office, and which are required by law and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                Vice-President

     The Vice-President, if there shall be one, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the Chairman of the Board and the President, perform the duties and exercise all the powers of the Chairman of the Board, or the President, and be subject to all the restrictions upon the Chairman of the Board or the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                  Secretary

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. He shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.


                             Assistant Secretary

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                  Treasurer

     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and the financial condition of the Corporation.

     If required by the Board of Directors, he shall give the Corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     In the event there are no Vice-Presidents of the Corporation, the Treasurer shall, in the absence of the Chairman of the Board and the President or in the event of their inability to act, perform the duties of the Chairman of the Board and the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the President. In addition, the Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                             Assistant Treasurer

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                  ARTICLE V

                            CERTIFICATES OF STOCK

     SECTION 5.1 DESCRIPTION. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President, and countersigned by the Treasurer or Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, and sealed with the seal of the Corporation. If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 5.2 FACSIMILE OF SIGNATURE. Where a certificate is signed (1) by a transfer agent, or (2) by a transfer clerk, acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant
Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 5.3 TRANSFER OF STOCK. The stock of the Corporation, irrespective of class, shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate be issued; however, in the event of loss, mutilation or destruction of a certificate, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however, to any restrictions or limitations on the transfer thereof which may be set forth in the certificate of incorporation or referred to on the certificate so surrendered or which may be imposed by law or by any agreement to which the holder of such shares is subject.

     SECTION 5.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote or take other action as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VI


                              GENERAL PROVISIONS

     SECTION 6.1 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 6.2 STATEMENTS AND REPORTS. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     SECTION 6.3 CHECKS AND NOTES. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.


                                 ARTICLE VII


                                 FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                 ARTICLE VIII


                               INDEMNIFICATION

     SECTION 8.1 GENERAL. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, any Indemnitee (as hereinafter defined) as provided in this Article and to the fullest extent permitted by applicable law.

     SECTION 8.2 PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be entitled to the rights of indemnification provided in this Section 8.2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this
Section 8.2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     SECTION 8.3   PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.
Indemnitee shall be entitled to the rights of indemnification provided in this
Section 8.3 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

     SECTION 8.4 INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     SECTION 8.5 INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     SECTION 8.6 ADVANCEMENT OF EXPENSES. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

     SECTION 8.7   PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
                   INDEMNIFICATION.

     (a) To obtain indemnification under this Article, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

     (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8.7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 8.7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if such a quorum of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or
(C) by the stockholders of the Corporation; or (iii) as provided in Section 8.8(b); and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.7(b), the Independent
Counsel shall be selected as provided in this Section 8.7(c).   If a Change of
Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel, so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 8.13, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8.7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 8.7(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8.7(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 8.7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.9(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     SECTION 8.8   PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

     (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Article if Indemnitee has submitted a request for indemnification in accordance with Section 8.7(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

        (b)  If the person, persons or entity empowered or selected under
Section 8.7 to determine whether Indemnitee is entitled to indemnification shall not have made such determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluation of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8.8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8.7(b) and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.7(b).

        (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

        SECTION 8.9   REMEDIES OF INDEMNITEE.

        (a)  In the event that (i) a determination is made pursuant to Section
8.7 that Indemnitee is not entitled to indemnification under this Article,
(ii) advancement of Expenses is not timely made pursuant to Section 8.6, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.7(b) and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 8.5 within 10 days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8.8, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.9(a). The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

          (b) In the event that a determination shall have been made pursuant to Section 8.7 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 8.9 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

        (c) If a determination shall have been made or deemed to have been made pursuant to Section 8.7 or 8.8 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8.9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, or (ii) a prohibition of such indemnification under applicable law.

        (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8.9 that the procedure and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

        (e) In the event that Indemnitee, pursuant to this Section 8.9, seeks a judicial adjudication of or an award in arbitration to enforce his rights under or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 8.13) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

        SECTION 8.10  NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE;
                      SUBROGATION.

        (a) The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation, these bylaws, any agreement between the Corporation and any of its directors, officers, employees or agents, or otherwise, a vote of stockholders or a resolution of directors or otherwise.
No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     (b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

     (c) In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

     (d) The Corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     SECTION 8.11 SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 8.12 CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

     SECTION 8.13  LIMITATION FOR DISABLING CONDUCT.

     (a) Notwithstanding anything to the contrary in Article VIII hereof, the Corporation may not indemnify any director or officer of the Corporation against any liability, nor shall any director or officer of the Corporation by exculpated from any liability, to the Corporation or its stockholders to which such director or officer might otherwise be subject by reason of "disabling conduct," as hereinafter defined. Accordingly, each determination with respect to the permissibility of indemnification of a director or officer of the Corporation because such director or officer has met the applicable standard of conduct shall include a determination that the liability for which such indemnification is sought did not arise by reason of such person's disabling conduct. The determination required by this Section 8.13(a) may be based on:

          (i) a final decision on the merits by a court or other body before whom the action, suit or proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or

          (ii) in the absence of such a decision, a reasonable determination, based on a review of the facts, that the person to be indemnified was not liable by reason of such person's disabling conduct, by (A) the vote of a majority of a quorum of "disinterested, non-party directors," as hereinafter defined, or (B) an independent legal counsel in a written opinion. In making such determination, such disinterested, non-party directors or independent legal counsel, as the case may be, may deem the dismissal of either a court action or an administrative proceeding against the person to be indemnified, for insufficiency of evidence of any disabling conduct with which he has been charged, to provide reasonable assurance that such person was not liable by reason of disabling conduct.

     (b)  For purposes of this S[ubs]ection:

          (i) "disabling conduct" of a director or officer shall mean such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office, or any other conduct prohibited by Section 17(h) of the Investment Company Act of 1940, as amended (the "1940 Act") or any other applicable securities laws;

          (ii) "disinterested, non-party director" shall mean a director of the Corporation who is neither an "interested person" of the Corporation as defined in Section 2(a)(19) of the 1940 Act nor a party to the action, suit or proceeding in connection with which indemnification is sought; and

          (iii) "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents.

     (c) The Corporation may purchase insurance to cover the payment of costs incurred in performing the Corporation's obligations under Section(s) 8.13 hereof, but no insurance may be obtained for the purpose of indemnifying any disabling conduct.

     (d) The Corporation may advance legal fees and other expenses pursuant to the indemnification rights set forth in Section(s) 8.13 hereof, upon both the undertaking by or on behalf of the person to be indemnified to repay the advance unless it is ultimately determined that he is entitled to indemnification and the occurrence of one of the following additional conditions:

          (i) the person to be indemnified shall provide a security for his undertaking;

          (ii) the Corporation shall be insured against losses arising by reason of any lawful advances; or

          (iii) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

     SECTION 8.14  DEFINITIONS.  For purposes of this Article:

     (a) "Change in Control" means a change in control of the Corporation occurring after the Effective Date (as hereinafter defined) of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     (b) "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     (c) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

     (d)  "Effective Date" means January 1, 1997.

     (e) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     (f) "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 8.2, 8.3,
8.4 or 8.5 by reason of his Corporate Status.

     (g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Article.

     (h) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.9 to enforce his rights under this Article.

     SECTION 8.15 NOTICES. Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     SECTION 8.16 MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


                                  ARTICLE IX


                                  AMENDMENTS

     These bylaws may be altered, amended or repealed, or new bylaws may be adopted, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting, without the necessity of a vote of the stockholders.


                                  ARTICLE X


                                    NOTICE

     SECTION 10.1 NOTICE. Whenever, under any statutory provision or under the provisions of the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may also be given in writing, by first class United States mail, postage prepaid, or by prepaid telegram and mail, addressed to such director or stockholder at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of telegrams, when transmitted.

     SECTION 10.2 WAIVER OF NOTICE. Whenever any notice is required to be given under any statutory provision or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.